UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 23, 2010

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In accordance with a Stipulation of Settlement (“Stipulation”) entered into as of December 23, 2010, Authentidate Holding Corp. (“Authentidate”) and certain of its current and former directors and former officers have entered into a settlement of the class action captioned In re Authentidate Holding Corp. Securities Litigation, Case No. 1:05-CV-5323-LTS. The settlement is subject to approval by the United States District Court for the Southern District of New York. As set forth more fully in the Stipulation, if the settlement is given final approval by the Court, among other things, (i) the claims against Authentidate and the other named defendants will be dismissed with prejudice and (ii) a payment of $1.9 million will be made for the benefit of the settlement class, which will be funded by Authentidate’s insurance carrier.

Item 8.01	Other Events.

On December 27, 2010, Authentidate Holding Corp. announced by press release that it had entered into the Stipulation providing for the resolution and dismissal, with prejudice, of the purported shareholder class action entitled In re Authentidate Holding Corp. Securities Litigation, Case No, 1:05-CV-5323-LTS, pending in the U.S. District Court for the Southern District of New York. The settlement, which is subject to approval by the Court, provides for a $1.9 million payment to be made by the company’s insurance carrier. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description

	99.1	Press Release dated December 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/S/ O’CONNELL BENJAMIN
	Name:	O’Connell Benjamin
	Title:	President

Date: December 29, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 27, 2010

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